UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rock Creek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2021, Cerner Corporation ("Cerner") announced that it had released its financial results for the first quarter ended March 31, 2021. A copy of the full text of the related press release, which is posted on the Investor Relations section of www.cerner.com under News & Events - Financial Releases, is furnished as Exhibit 99.1 hereto and incorporated by reference into this Item 2.02.

The information in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2021, Cerner and D. Brent Shafer, Cerner's Chief Executive Officer ("CEO") and Chairman of the Board of Directors (the "Board"), mutually agreed to terms pursuant to which Mr. Shafer will separate and transition from Cerner. To facilitate the transition in leadership, Mr. Shafer is expected to continue to serve in his current roles during the search for his successor. Mr. Shafer will cease to serve as CEO and Chairman of the Board on the earlier of the date the CEO successor starts with Cerner and December 31, 2021 (the "Transition Date"). Following the Transition Date, Mr. Shafer will continue with Cerner in a non-executive capacity as a Senior Advisor through the later of May 31, 2022, and the one-year anniversary date of the Transition Date (the "Departure Date") to assist with transitioning his duties and responsibilities to the CEO successor. Mr. Shafer's departure is not the result of any dispute or disagreement with Cerner, its Board, or its management, or any matter relating to Cerner's operations, policies or practices.

On the same date, Mr. Shafer and Cerner entered into a letter agreement memorializing the terms of his termination and transition to Senior Advisor. The acceleration of Mr. Shafer's departure may qualify as a termination without cause under his existing employment agreement. However, the parties have agreed to reduce the severance benefits that would be payable to Mr. Shafer under his employment agreement as discussed below. Pursuant to such agreement, including among other matters Mr. Shafer's agreement to provide transition services, and, in the case of compensation payable following the Transition Date, subject to his execution and non-revocation of a Transition Agreement containing a general mutual release of claims, Mr. Shafer will be entitled to the following compensation:

•For Service as CEO through the Transition Date. Mr. Shafer will continue to: (i) receive his annual current base salary; (ii) be eligible to receive his previously disclosed short-term cash incentive award under the Cerner Corporation 2018 Performance Compensation Plan (as amended, the "CPP") for the 2021 fiscal year based on actual performance, payable in accordance with Cerner's regular CPP payment schedule and otherwise on the previously disclosed terms; and (iii) be entitled to a cash payment equal to the difference between his previously disclosed personal use value of Cerner's corporate aircraft and the actual value of his personal use through the Transition Date. Mr. Shafer will not receive the previously disclosed long-term equity incentive award for fiscal year 2021, which was to consist of 50% performance-based restricted stock units ("RSUs") and 50% time-based RSUs with an aggregate grant date value of $8,500,000. In lieu of this award, Mr. Shafer will receive an equity award for fiscal year 2021 consisting of time-based RSUs with an aggregate grant date value of $2,500,000 that will vest on the one-year anniversary of the grant date, subject to early vesting as provided in the letter agreement. Such award is expected to be granted on May 7, 2021.

•For Service as Senior Advisor following the Transition Date and through the Departure Date. Mr. Shafer will continue to receive his annual current base salary through the Departure Date. He will not be eligible for a 2022 merit increase to his base salary. Upon the effective date of the Transition Agreement, Cerner will: (i) fully vest each award of Cerner common stock (each a "Cerner Equity Award") that is an outstanding unvested stock option, which would have vested by its terms on or before the Departure Date; and (ii) fully vest each Cerner Equity Award that is an outstanding unvested time-based RSU that would have vested by its terms on or before the Departure Date. All other Cerner Equity Awards that Mr. Shafer holds on the Transition Date (which, at such time, will all be unvested performance-based vesting Cerner Equity Awards) will remain eligible to vest in accordance with the applicable award agreements.

In addition, Mr. Shafer will continue to be eligible to receive benefits through the Departure Date, in accordance with the terms of Cerner's benefit programs applicable to all other similarly situated associates. Cerner will pay him in lump sum following the Departure Date, the value of two years of the difference between his COBRA coverage premium and what he was paying for his and his dependents' health, vision and dental coverage at the Departure Date.

Cerner is not providing severance under the terms of Mr. Shafer's employment agreement. Instead, the letter agreement supersedes and replaces any benefits or payments that Mr. Shafer might otherwise be eligible to receive in connection with his termination under his existing employment agreement. In view of the duration of Mr. Shafer's service and expected future tenure, the parties agreed to benefits and payments in the letter agreement that are substantially less than those that Mr. Shafer may have otherwise been entitled to under his existing employment agreement if his termination was treated as a termination without cause. Mr. Shafer's existing employment agreement (excluding any right to any severance payment or severance benefit thereunder) otherwise remains in full force and effect, and Mr. Shafer continues to be subject to the non-competition, non-solicitation and confidentiality obligations thereunder.

The foregoing description of the letter agreement (including the Transition Agreement attached thereto) with Mr. Shafer does not purport to be complete and is qualified in its entirety by reference to the full text of such letter agreement (and the Transition Agreement attached thereto). Cerner will file the letter agreement (and attached Transition Agreement) as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.

Item 8.01 Other Events.

On May 5, 2021, Cerner announced that its Board authorized a new share repurchase program pursuant to which Cerner may repurchase shares of its common stock in the open market, by block purchase, in privately-negotiated transactions or through other transactions managed by broker-dealers, or any combination thereof, at an aggregate purchase price of up to $3.75 billion. The timing and amount of any share repurchases will be determined by Cerner's management based on market conditions and other factors. The program will expire December 31, 2023.

The new share repurchase program is incremental to Cerner's current share repurchase program, initially approved by the Board on May 23, 2017, and most recently amended on December 12, 2019, under which $465 million remained available for repurchase as of May 4, 2021.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated May 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: May 5, 2021	By:	/s/ Mark J. Erceg
Mark J. Erceg, Executive Vice President
and Chief Financial Officer